UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011 (February 23, 2011)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On February 23, 2011, after consideration of presentations and recommendations of management and an independent compensation consultant, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of Corrections Corporation of America (the “Company”) approved resolutions with respect to the following actions:
     2011 Cash Incentive Plan. The Company’s 2011 Cash Incentive Plan is intended to provide incentives to members of management, including the Company’s named executive officers, in the form of cash incentive compensation payments for achieving certain performance goals established by the Committee. The performance awards will be based upon the Company’s achievement of previously established earnings per share (“EPS”) goals for the fiscal year ending December 31, 2011. Actual awards can range from zero to a maximum of 200% of such participant’s base salary. The Committee will administer and make all determinations under the 2011 Cash Incentive Plan. Adjustments to the EPS figures used for cash compensation purposes will be made for specified limited non-operating events outside the ordinary course.
     Restricted Stock Units and Stock Option Awards to Certain Executive Officers. Restricted stock units and non-qualified options for the purchase of the Company’s common stock were granted to the persons who are anticipated to constitute the named executive officers of the Company for 2011, pursuant to the Company’s 2008 Stock Incentive Plan (the “2008 Plan”), as follows:

		Number of	Shares Subject
		Restricted Stock	to
Name	Title	Units	Option Grant
Damon T. Hininger	President and Chief Executive Officer	36,149	91,287
Todd J Mullenger	Executive Vice President and Chief Financial Officer	17,404	43,950
Richard P. Seiter	Executive Vice President and Chief Corrections Officer	17,404	43,950
Anthony L. Grande	Executive Vice President and Chief Development Officer	17,404	43,950
Steven E. Groom	Executive Vice President, General Counsel and Secretary	14,333	36,194
Brian D. Collins	Executive Vice President and Chief Human Resources Officer	14,333	36,194
     The restricted stock units are subject to vesting over a three year period based upon satisfaction of certain performance criteria for the fiscal years ending December 31, 2011, 2012 and 2013 as established by the Committee. No more than one third of such shares may vest in the first performance period; however, the performance criteria are cumulative for the three year period. Notwithstanding the foregoing, the restricted stock units will become fully vested upon the occurrence of death, Disability, or a Change in Control of the Company (each such condition as defined in the 2008 Plan). The restricted stock unit awards are subject to the terms of the 2008 Plan and individual award agreements. The stock options shall vest in equal one third increments as of the first, second and third anniversary dates of the grant date, subject to acceleration as contemplated by the 2008 Plan. The options are subject to the terms of the 2008 Plan and individual award agreements. The exercise price per share of the shares subject to the option grants is $24.42, the reported closing price on the NYSE Composite Tape on February 23, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 25, 2011	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer